EXHIBIT 12.1

                       STATEMENT RE: COMPUTATION OF RATIOS

                  (AMOUNTS IN THOUSANDS, EXCEPT RATIO AMOUNTS)
                                   (UNAUDITED)

                                                              YEARS ENDED DECEMBER 31,
                                       ------------    ---------    ---------     --------     ------------
                                          2001           2000         1999         1998           1997
                                       ------------    ---------    ---------     --------     ------------

Earnings from continuing operations
  before income taxes                      $10,927       $9,975      $33,272      $22,332         $14,915
Add:
       Interest expense                      3,833        4,724        1,675          384               3
       Amortization of debt costs            1,147          546          559           19              --
       Interest portion of rental
         charges (1)                         1,300        1,340        1,060          720             700
                                       ------------    ---------    ---------     --------     ------------
           Total earnings                  $17,207      $16,585      $36,566      $23,455         $15,618
                                       ============    =========    =========     ========     ============

Fixed charges:
       Interest expense                     $3,833      $ 4,724      $ 1,675        $ 384           $   3
       Amortization of debt costs            1,147          546          559           19              --
       Interest portion of rental
         charges (1)                         1,130        1,340        1,060          720             700
                                       ------------    ---------    ---------     --------     ------------
           Total fixed charges              $6,280      $ 6,610      $ 3,294       $1,123           $ 703
                                       ============    =========    =========     ========     ============

Ratio of Earnings to Fixed Charges           2.74X        2.51x       11.10x       20.89x          22.22x
                                       ============    =========    =========     ========     ============

(1) Estimated portion of rental expenses deemed to be equivalent to interest (20% of rental expenses).



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